Exhibit Index

(i)       Opinion and consent of counsel

(j)       Independent Auditors' Consent

(n)       Financial Data Schedules

(p)(1)    Directors' Power of Attorney dated January 14, 1999

(p)(3)    Trustees' Power of Attorney dated January 14, 1999